Report of Independent Registered
Public
Accounting Firm

To the Shareholders and Board of
Trustees
Delaware Group Equity Funds IV

In planning and performing our
audits of the
financial statements of Delaware
Group Equity
Funds IV (the Trust) as of and for
the year
ended September 30, 2007, in
accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we
considered its internal control
over financial
reporting, including control
activities for
safeguarding securities, as a basis
for designing
our auditing procedures for the
purpose of
expressing our opinions on the
financial
statements and to comply with the
requirements
of Form NSAR, but not for the
purpose of
expressing an opinion on the
effectiveness of the
Trusts internal control over
financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is
responsible for
establishing and maintaining
effective internal
control over financial reporting.
In fulfilling this
responsibility, estimates and
judgments by
management are required to assess
the expected
benefits and related costs of
controls. A
companys internal control over
financial
reporting is a process designed to
provide
reasonable assurance regarding the
reliability of
financial reporting and the
preparation of
financial statements for external
purposes in
accordance with generally accepted
accounting
principles. Such internal control
includes
policies and procedures that
provide reasonable
assurance regarding prevention or
timely
detection of unauthorized
acquisition, use or
disposition of a companys assets
that could
have a material effect on the
financial
statements.

Because of its inherent
limitations, internal
control over financial reporting
may not prevent
or detect misstatements. Also,
projections of any
evaluation of effectiveness to
future periods are
subject to the risk that controls
may become
inadequate because of changes in
conditions, or
that the degree of compliance with
the policies
or procedures may deteriorate.

A control deficiency exists when
the design or
operation of a control does not
allow
management or employees, in the
normal course
of performing their assigned
functions, to
prevent or detect misstatements on
a timely
basis. A significant deficiency is
a control
deficiency, or combination of
control
deficiencies, that adversely
affects the
companys ability to initiate,
authorize, record,
process or report external
financial data reliably
in accordance with generally
accepted
accounting principles such that
there is more
than a remote likelihood that a
misstatement of
the companys annual or interim
financial
statements that is more than
inconsequential will
not be prevented or detected. A
material
weakness is a significant
deficiency, or
combination of significant
deficiencies, that
results in more than a remote
likelihood that a
material misstatement of the annual
or interim
financial statements will not be
prevented or
detected.

Our consideration of the Trusts
internal control
over financial reporting was for
the limited
purpose described in the first
paragraph and
would not necessarily disclose all
deficiencies in
internal control that might be
significant
deficiencies or material weaknesses
under
standards established by the Public
Company
Accounting Oversight Board (United
States).
However, we noted no deficiencies
in the
Trusts internal control over
financial reporting
and its operation, including
controls for
safeguarding securities, that we
consider to be a
material weakness as defined above
as of
September 30, 2007.

This report is intended solely for
the information
and use of management and the Board
of
Trustees of the Trust and the
Securities and
Exchange Commission and is not
intended to be
and should not be used by anyone
other than
these specified parties.



November 14, 2007



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